Exhibit 99.1

MasterCard Incorporated Reports

Fourth-Quarter and Full-Year 2006

Financial Results

•	Fourth-quarter net income of $0.30 per share, or $41 million

•	Fourth-quarter net revenues up 17.2% to $839 million

•	Fourth-quarter gross dollar volume up 13.8%, purchase volume up 16.7%

•	Quarterly dividend increase of 66.7%, up from 9 cents to 15 cents per share

Purchase, NY, February 9, 2007 – MasterCard Incorporated (NYSE:MA) today announced financial results for the fourth quarter and full-year 2006. For the fourth quarter, the company reported net income of $41 million, or $0.30 per share. Excluding the impact of litigation settlements, net income for the quarter was $42 million, or $0.31 per share. Net revenues for the quarter were $839 million, a 17.2% increase versus the same period in 2005. Currency fluctuations (driven by the movement of the euro relative to the US dollar) contributed approximately 1.9% of the increase in revenues for the quarter. For the fourth quarter 2006, total net income, earnings per share and total operating expenses, each of which excludes litigation settlements, are non-U.S. GAAP financial measures that are reconciled to their most directly comparable U.S. GAAP measures in the accompanying financial tables.

Fueling the higher revenue in the fourth quarter versus the same period in 2005 was growth in MasterCard’s gross dollar volume (GDV), which increased 13.8%, on a local currency basis, to $532 billion; a 17.4% increase in the number of transactions processed to 4.4 billion; and a restructuring of cross-border transaction pricing which was implemented in April 2006. Worldwide purchase volume rose 16.7%, on a local currency basis, during the quarter to $391 billion, driven by increased cardholder spending on a growing number of MasterCard cards. As of December 31, 2006, the company’s customers had issued 817 million MasterCard cards, an increase of 12.3% percent over the cards issued at December 31, 2005.

“Cardholders around the world used their MasterCard cards for transactions totaling almost $2 trillion in 2006 — doubling the GDV we reported only five years ago, as the pace at which we are driving commerce in markets around the world gains momentum,” said Robert W. Selander, MasterCard president and chief executive officer. “Our success in displacing paper-based forms of payment reflects the strength of our brand and network as well as the opportunities to implement innovative payment programs in both emerging and developed economies.

-more-

MasterCard Incorporated – Page 2

“Having invested significantly in our global brand and payments network over the past 40 years, we enter our fifth decade with a leveragable infrastructure that will allow us to provide cutting-edge payment solutions for our financial institution customers as well as merchants, consumers, corporations and governments who are increasingly turning to the convenience and security of electronic payments,” Selander noted. “We expect this will enable us to continue to drive value for our shareholders.”

Total operating expenses decreased 2.6%, to $793 million, during the fourth quarter of 2006 compared to the same period in 2005. Excluding the impact of litigation settlements, operating expenses increased 0.5%. This was primarily driven by a $14.5 million cash contribution to the MasterCard Foundation, as part of MasterCard’s previously disclosed intention to contribute up to $40 million in cash to the Foundation over four years; higher professional fees related to legal costs to defend outstanding litigation; and, an increase in personnel costs related to the hiring of additional staff to strengthen our capability to add value to our customers’ businesses. Offsetting this increase was an 8.5% decrease in advertising and market development expenses versus the year-ago period due to a shift in the typical annual pattern of marketing spend to support the 2006 World Cup soccer events earlier in the year. Currency fluctuations contributed approximately 1.5% of the increase in expenses for the quarter.

Total other income was $24 million in the fourth quarter 2006 versus $10 million in the fourth quarter of 2005. The increase was primarily driven by a $20 million increase in investment income.

Full-Year 2006 Results

For the year-ended December 31, 2006, MasterCard reported net income of $50 million or $0.37 per share. Excluding the impact of special items, the company reported net income of $457 million, or $3.37 per share.

Pre-tax special items for full-year 2006 included:

•

A $395 million non-cash expense in the second quarter of 2006, resulting from the donation of approximately 13.5 million shares of Class A common stock to the MasterCard Foundation that occurred simultaneously with the company’s IPO, which was not deductible for tax purposes;

•	A $25 million reserve for litigation settlements; $23 million was recorded in the second quarter of 2006 and $2 million was recorded in the fourth quarter of 2006; and

•	$7 million in interest income in the second quarter of 2006 earned on the IPO proceeds, which were ultimately used for redemption of shares of Class B common stock.

MasterCard Incorporated – Page 3

The company’s full year 2006 net income, earnings per share and total operating expenses, each of which excludes special items, are non-U.S. GAAP financial measures that are reconciled to their most directly comparable U.S. GAAP measures in the accompanying financial tables.

Net revenues for the twelve months ended December 31, 2006 were $3.3 billion, a 13.2% increase versus the same period in 2005. Currency fluctuations had a negligible impact on revenues during the year.

Total operating expenses increased 21.7%, to $3.1 billion, for the twelve-month period compared to the same period in 2005. Excluding the impact of the charitable donation of common stock to the MasterCard Foundation, litigation settlements, and an adjustment to reflect an accounting methodology change for cash-based executive incentive plans in the third quarter of 2005, total operating expenses increased 9.2%. This was due to increased personnel costs, professional fees and advertising and marketing expenses, as well as a total of $20 million in cash contributed to the MasterCard Foundation in 2006. Currency fluctuations had a negligible impact on operating expenses during this period.

Total other income was $65 million for the twelve-month period versus $14 million for the same period in 2005. This change was driven by a $64 million increase in investment income, including the $7 million special item of interest income earned on IPO proceeds which were used for redemption. Interest expense also decreased by $9 million primarily due to a refund of interest assessed in connection with an audit of the company’s federal income tax return and a reduction of interest reserve requirements related to the company’s tax reserves.

MasterCard’s effective tax rate of 82.9% for the twelve months ended December 31, 2006 includes the impact of the non-deductible charitable donation of common stock to the MasterCard Foundation. Excluding this donation, the company’s tax rate would have been 35.4% vs. 34.5% for the same period in 2005. The company’s effective tax rate, excluding the impact of the stock donation, is a non-U.S. GAAP financial measure that is reconciled to the most directly comparable U.S. GAAP measure in the accompanying financial tables.

MasterCard Incorporated – Page 4

MasterCard Board of Directors Announces Increase in Quarterly Dividend

At a meeting on February 6, 2007, the MasterCard Incorporated Board of Directors declared an increase to the quarterly cash dividend to holders of shares of its Class A common stock and Class B common stock. A cash dividend of 15 cents per share, which represents a 66.7% increase over the prior dividend level of 9 cents per share, will be paid on May 10, 2007 to holders of record of its Class A common stock and Class B common stock as of April 9, 2007.

“We are pleased that the success of our business and the strength of our capital position has allowed us to increase our dividend, further demonstrating our commitment to drive shareholder value,” said Chris A. McWilton, chief financial officer.

Fourth-Quarter and Full-Year 2006 Financial Results Conference Call Details

At 9:00 a.m. EST today, the company will host a conference call to discuss its fourth quarter and full-year financial results.

The dial-in information for this call is 866-383-7989 (within the U.S.) and 617-597-5328 (outside the U.S.) and the passcode is 69019047. A replay of the call will be available for one week following the live call. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 82233899.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 16 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

MasterCard Incorporated – Page 5

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	the company’s ability to drive commerce in markets around the world;

•	the company’s success in displacing paper-based forms of payments;

•	the company’s ability to implement innovative payment programs in both emerging and developed economies;

•	the company’s ability to leverage its infrastructure to provide cutting-edge payment solutions for its financial institution customers as well as merchants, consumers, corporations and governments;

•	the company’s strong capital position and commitment to drive value for its shareholders.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2005, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it has filed with the SEC during 2006 and 2007, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Media Relations: Sharon Gamsin, sgamsin@mastercard.com, 914-249-5622

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

###

MasterCard Incorporated – Page 6

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005
	(In thousands, except per share data)		(In thousands, except per share data)
Revenues, net	$839,163	$715,918	$3,326,074	$2,937,628
Operating Expenses
General and administrative	399,304	375,215	1,505,185	1,351,082
Advertising and marketing	352,934	385,821	1,051,870	1,008,268
Litigation settlements	1,707	26,970	24,957	75,158
Charitable contributions to the MasterCard Foundation	14,500	—	414,785	—
Depreciation and amortization	24,730	26,570	99,782	109,936

Total operating expenses	793,175	814,576	3,096,579	2,544,444

Operating income (expense)	45,988	(98,658)	229,495	393,184
Other Income (Expense)
Investment income, net	40,905	21,255	124,994	60,867
Interest expense	(17,686)	(18,252)	(61,151)	(70,158)
Other income, net	531	7,447	834	23,445

Total other income	23,750	10,450	64,677	14,154

Income (loss) before income taxes	69,738	(88,208)	294,172	407,338
Income tax expense (benefit)	28,836	(35,300)	243,982	140,619

Net Income (Loss)	$40,902	$(52,908)	$50,190	$266,719

Basic Net Income (Loss) per Share	$0.30	$(0.39)	$0.37	$1.98

Basic Weighted average shares outstanding	135,700	134,969	135,411	134,969

Diluted Net Income (Loss) per Share	$0.30	$(0.39)	$0.37	$1.98

Diluted Weighted average shares outstanding	136,461	134,969	135,779	134,969

MasterCard Incorporated – Page 7

MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,185,080	$545,273
Investment securities, at fair value:
Trading	12,261	22,472
Available-for-sale	1,286,580	714,147
Accounts receivable	451,261	347,754
Settlement due from members	311,953	211,775
Restricted security deposits held for members	109,897	97,942
Prepaid expenses	130,849	167,209
Other current assets	89,348	121,326

Total Current Assets	3,577,229	2,227,898
Property, plant and equipment, at cost (less accumulated depreciation of $220,720 and $373,319)	252,731	230,614
Deferred income taxes	216,782	225,034
Goodwill	217,013	196,701
Other intangible assets (less accumulated amortization of $309,110 and $272,913)	271,373	273,854
Municipal bonds held-to-maturity	193,477	194,403
Prepaid expenses	235,654	201,132
Other assets	118,211	150,908

Total Assets	$5,082,470	$3,700,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$278,656	$185,021
Settlement due to members	286,059	175,021
Restricted security deposits held for members	109,897	97,942
Obligations under U.S. merchant lawsuit and other litigation settlements — current	117,275	189,380
Accrued expenses	936,427	850,657
Other current liabilities	83,276	58,682

Total Current Liabilities	1,811,590	1,556,703
Deferred income taxes	66,198	61,188
Obligations under U.S. merchant lawsuit and other litigation settlements	359,640	415,620
Long-term debt	229,668	229,489
Other liabilities	246,395	263,776

Total Liabilities	2,713,491	2,526,776
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 79,631,983 and no shares issued and outstanding, respectively	8	—
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 55,337,407 and 134,969,329 shares issued and outstanding, respectively	6	14
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,600 and no shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,289,879	974,605
Retained earnings (accumulated deficit)	(1,029,196)	145,515
Accumulated other comprehensive income, net of tax:
Cumulative foreign currency translation adjustments	96,851	50,818
Defined benefit pension and other postretirement plans	11,402	—
Investment securities available-for-sale	(3,065)	(2,543)
Derivatives accounted for as hedges	(1,526)	739

Total accumulated other comprehensive income, net of tax	103,662	49,014

Total Stockholders’ Equity	2,364,359	1,169,148

Total Liabilities and Stockholders’ Equity	$5,082,470	$3,700,544

MasterCard Incorporated – Page 7

MasterCard Incorporated – Page 8

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005
	(In thousands)
Operating Activities
Net income	$50,190	$266,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,782	109,936
Charitable contribution of common stock to the MasterCard Foundation	394,785	—
Share based payments	19,181	—
Deferred income taxes	32,267	(54,036)
Other	9,746	12,182
Changes in operating assets and liabilities:
Trading securities	10,211	4,935
Accounts receivable	(93,428)	(64,189)
Settlement due from members	(75,553)	(15,496)
Prepaid expenses	42,623	(52,170)
Other current assets	7,813	(17,123)
Prepaid expenses, non-current	(30,555)	(123,692)
Accounts payable	89,382	4,111
Settlement due to members	89,739	11,471
Litigation settlement accruals, including accretion of imputed interest	(128,085)	7,406
Accrued expenses	86,859	220,789
Net change in other assets and liabilities	45,204	(37,995)

Net cash provided by operating activities	650,161	272,848

Investing Activities
Purchases of property, plant and equipment	(61,204)	(43,866)
Capitalized software	(33,264)	(38,137)
Purchases of investment securities available-for-sale	(3,815,115)	(2,834,321)
Proceeds from sales and maturities of investment securities available-for-sale	3,233,725	2,883,709
Acquisition of businesses, net of cash acquired	—	—
Other investing activities	(368)	(1,040)

Net cash used in investing activities	(676,226)	(33,655)

Financing Activities
Cash received from sale of common stock, net of issuance costs	2,449,910	—
Cash payment for redemption of common stock	(1,799,937)	—
Dividends paid	(12,373)	—

Net cash provided by financing activities	637,600	—

Effect of exchange rate changes on cash and cash equivalents	28,272	(22,916)

Net increase in cash and cash equivalents	639,807	216,277
Cash and cash equivalents — beginning of year	545,273	328,996

Cash and cash equivalents — end of year	$1,185,080	$545,273

MasterCard Incorporated – Page 9

MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended December 31, 2006
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)	Acceptance Locations (Millions)
Asia / Pacific	$77	6.8%	$46	17.2%	588	$31	-6.0%	143	143	155	7.2
Canada	20	13.2%	18	14.0%	208	3	8.7%	5	26	32	0.7
Europe	145	12.9%	108	13.8%	1,343	37	10.2%	229	141	152	7.7
Latin America	37	24.8%	18	27.5%	374	19	22.4%	123	71	86	2.2
South Asia / Middle East Africa	9	38.3%	5	32.0%	82	3	49.0%	32	22	25	0.8
United States	244	14.5%	197	17.1%	3,060	48	5.0%	235	311	366	6.6
Worldwide	532	13.8%	391	16.7%	5,655	140	6.5%	766	714	817	25.3
MasterCard Credit and Charge Programs
United States	159	3.0%	135	5.8%	1,593	24	-10.1%	17	211	260
Worldwide	391	7.8%	308	11.5%	3,812	83	-3.9%	281	563	656
MasterCard Debit Programs
United States	85	44.6%	61	53.4%	1,467	24	26.1%	219	100	106
Worldwide	140	34.6%	83	40.8%	1,844	57	26.5%	485	152	161

	For the Year ended December 31, 2006
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
Asia / Pacific	$286	7.7%	$166	16.4%	2,121	$120	-2.3%	548	143	155
Canada	75	14.2%	64	15.2%	768	11	8.3%	19	26	32
Europe	520	13.9%	384	14.1%	4,989	136	13.1%	878	141	152
Latin America	126	26.1%	60	29.0%	1,320	66	23.5%	456	71	86
South Asia / Middle East Africa	30	46.0%	18	34.0%	288	12	69.5%	107	22	25
United States	919	15.7%	725	17.3%	11,039	195	10.1%	924	311	366
Worldwide	1,956	14.9%	1,417	16.9%	20,524	539	10.0%	2,932	714	817
MasterCard Credit and Charge Programs
United States	610	6.0%	509	7.7%	5,912	102	-2.0%	65	211	260
Worldwide	1,455	9.9%	1,124	12.5%	14,009	331	1.8%	1,116	563	656
MasterCard Debit Programs
United States	309	41.3%	216	48.4%	5,127	93	27.2%	859	100	106
Worldwide	501	32.5%	292	37.3%	6,516	208	26.3%	1,816	152	161

	For the 3 Months ended December 31, 2005
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
Asia / Pacific	$69	10.6%	$38	15.1%	479	$31	5.6%	131	132	144
Canada	17	12.7%	15	14.7%	186	2	1.0%	5	24	30
Europe	119	14.5%	88	13.4%	1,213	31	17.7%	208	120	129
Latin America	30	27.1%	14	29.9%	309	16	24.8%	109	62	74
South Asia / Middle East Africa	7	53.3%	4	33.8%	67	2	105.3%	20	16	18
United States	213	9.0%	168	11.9%	2,434	45	-0.6%	192	279	331
Worldwide	455	12.3%	327	13.7%	4,687	128	8.9%	663	632	727

MasterCard Credit and Charge Programs
United States	154	5.1%	128	9.0%	1,511	26	-10.4%	17	208	254
Worldwide	353	10.4%	270	12.7%	3,439	83	3.6%	283	521	607

MasterCard Debit Programs
United States	59	20.8%	40	22.6%	923	19	17.3%	175	72	77
Worldwide	102	19.3%	57	18.6%	1,247	45	20.4%	381	111	121

	For the Year ended December 31, 2005
All MasterCard Credit, Charge and Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
Asia / Pacific	$262	8.7%	$142	15.0%	1,773	$120	2.0%	455	132	144
Canada	61	13.7%	52	16.0%	684	9	1.7%	19	24	30
Europe	453	13.5%	334	13.7%	4,530	119	12.8%	795	120	129
Latin America	98	32.3%	44	31.2%	1,073	54	33.3%	398	62	74
South Asia / Middle East Africa	22	39.9%	14	28.3%	228	7	70.3%	59	16	18
United States	795	11.6%	618	14.6%	9,004	177	2.5%	770	279	331
Worldwide	1,690	13.0%	1,205	15.1%	17,291	485	8.2%	2,496	632	727
MasterCard Credit and Charge Programs
United States	576	5.1%	472	9.0%	5,597	104	-9.6%	67	208	254
Worldwide	1,314	9.4%	993	12.6%	12,669	321	0.3%	1,048	521	607
MasterCard Debit Programs
United States	219	33.4%	146	37.2%	3,407	73	26.5%	703	72	77
Worldwide	377	28.2%	212	28.5%	4,622	164	27.8%	1,448	111	121

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

MasterCard Incorporated – Page 10

Footnote

Set forth above is information regarding the performance results for the three months and year ended December 31, 2006 and December 31, 2005 for the payment programs of MasterCard International Incorporated and MasterCard Europe sprl (collectively, “MasterCard”), the principal operating subsidiaries of MasterCard Incorporated.

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus® -branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made (including PIN point-of-sale) with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a Personal Identification Number (PIN).

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. However, MasterCard reports period-over-period rates of change in GDV, purchase volume and cash volume solely on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is derived from information provided by MasterCard members that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts, cards and acceptance locations columns is derived from information provided by MasterCard members and is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard. All data is subject to revision and amendment by MasterCard’s members subsequent to the date of its release.

A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances.

The table includes information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues, including PIN point-of-sale volumes for MasterCard-branded debit programs in the U.S. region and credit programs in the Asia/Pacific region.

Performance information for prior periods may be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

MasterCard Incorporated – Page 11

Reconciliation to Net Income, Earnings Per Share and Total Operating Expenses

($ million)	For the three months ended 12/31/06					For the three months ended 12/31/05				YOY Growth
	Actual	Special Items		As Adjusted		Actual	Special Items		As Adjusted	As Adjusted
Revenues, net	$839	—		$839		$716	—		$716	17.2%
Operating Expenses
General and administrative	399	—		399		375	—		375	6.4%
Advertising and marketing	353	—		353		386	—		386	(8.5)%
Litigation settlements	2	2	a	—		27	27	a	—	NM
Charitable contributions to the MasterCard Foundation	14	—		14	b	—	—		—	NM
Depreciation and amortization	25	—		25		26	—		26	(3.8)%

Total operating expenses	793	2		791		814	27		787	0.5%

Operating income (expense)	46	2		48		(98)	27		(71)	167.6%
Operating Margin	5.5%	—		5.7%		(13.7)%	—		(9.9)%	NM
Other Income (Expense)
Investment income, net	41	—		41		21	—		21	95.2%
Interest expense	(17)	—		(17)		(18)	—		(18)	(5.6)%
Other income, net	—	—		—		7	—		7	NM

Total other income	24	—		24		10	—		10	140.0%

Income (loss) before income taxes	70	2		72		(88)	27		(61)	218.0%
Income tax expense (benefit)	29	1		30		(35)	9		(26)	NM

Net Income (loss)	$41	1		$42		$(53)	$18		$(35)	218.5%

Basic Net Income (Loss) per Share	$0.30	$0.01		$0.31		$(0.39)	$0.13		$(0.26)	218.5%

Diluted Net Income (Loss) per Share	$0.30	$0.01		$0.31		$(0.39)	$0.13		$(0.26)	218.5%

($ million)	For the year ended 12/31/06					For the year ended 12/31/05				YOY Growth
	Actual	Special Items		As Adjusted		Actual	Special Items		As Adjusted	As Adjusted
Revenues, net	$3,326	—		$3,326		$2,938	—		$2,938	13.2%
Operating Expenses
General and administrative	1,505	—		1,505		1,352	19	c	1,333	12.9%
Advertising and marketing	1,052	—		1,052		1,008	—		1,008	4.4%
Litigation settlements	25	25	a	—		75	75	a	—	NM
Charitable contributions to the MasterCard Foundation	415	395	d	20	b	—	—		—	NM
Depreciation and amortization	100	—		100		110	—		110	(9.1)%

Total operating expenses	3,097	420		2,677		2,545	94		2,451	9.2%

Operating income	229	420		649		393	94		487	33.3%
Operating Margin	6.9%	—		19.5%		13.4%	—		16.6%	2.9	ppt
Other Income (Expense)
Investment income, net	125	(7	) e	118		61	—		61	93.4%
Interest expense	(61)	—		(61)		(70)	—		(70)	(12.9)%
Other income, net	1	—		1		23	(17	)f	6	(83.3)%

Total other income (expense)	65	(7)		58		14	(17)		(3)	NM

Income before income taxes	294	413		707		407	77		484	46.1%
Income tax expense	244	6		250		140	27		167	49.9%

Net Income	$50	$407		$457		$267	$50		$317	44.2%

Basic Net Income per Share	$0.37	$3.00		$3.37		$1.98	$0.37		$2.35	43.4%

Diluted Net Income per Share	$0.37	$3.00		$3.37		$1.98	$0.37		$2.35	43.4%

[a]	Litigation settlements
[b]	Contribution of cash to the MasterCard Foundation
[c]	Adjustment to reflect accounting methodology change for cash-based executive incentive plans
[d]	Contribution of common stock to the MasterCard Foundation
[e]	Interest income on IPO proceeds which were used for redemption
[f]	Gains from the settlement of a contractual dispute

NM = not meaningful

MasterCard Incorporated – Page 12

Reconciliation to Effective Tax Rate

	GAAP Actual	GAAP Effective Tax Rate	Stock Donation	Non-GAAP Adjusted	Non-GAAP Effective Tax Rate
Twelve months ended December 31, 2006:
Income before income taxes	$294	82.9%	$395	$689	35.4%
Income tax expense[1]	244			244

Net Income	$50			$445

[1]	Income tax expense has been calculated with and without the impact of the stock donation to the Foundation.

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K furnished with the Securities and Exchange Commission on February 9, 2007.

###